EIGHTH AMENDMENT and WAIVER
TO LOAN AGREEMENT

EIGHTH AMENDMENT, dated January 17, 2007 (the "Amendment"), to the Loan Agreement referred to below, by and among (i) GENERAL DATACOMM INDUSTRIES, INC., a Delaware corporation, GENERAL DATACOMM, INC., a Delaware corporation ("GDC"), GDC HOLDING COMPANY, LLC, a Delaware limited liability company, GDC NAUGATUCK, INC., a Delaware corporation, GDC FEDERAL SYSTEMS, INC., a Delaware corporation, GDC REALTY, INC., a Texas corporation (each, a "Borrower" and collectively, the "Borrowers"), (ii) the lenders party thereto from time to time (the "Lenders"), and (iii) ABLECO FINANCE LLC, as agent for the Lenders (in such capacity, the "Agent") and (iv) the Debenture Holders as defined in Section 2 of the Amendment.

WHEREAS, the Borrowers are obligated to repay certain indebtedness owing to the Agent and the Lenders under that certain Loan and Security Agreement dated as of August 20, 2002 (as amended, supplemented and otherwise modified from time to time, the "Loan Agreement");

WHEREAS, the parties have agreed, among other things, (i) to modify the amortization schedule in respect of the Term Loans, (ii) to extend the Maturity Date until December 31, 2008, (iii) for certain affiliates of the Lenders defined herein as Debenture Holders to sell (or cause to be sold) to the Parent for $1.00 the Debentures held directly or indirectly by such affiliates (the "Debentures") and (iv) to permit Howard S. Modlin to make additional Affiliate Loans to the Borrowers;

WHEREAS, the parties are willing to agree to the foregoing described in the immediately preceding paragraph, subject to (i) the execution and delivery of this Amendment by the Borrowers, and (ii) the other terms and conditions set forth in this Amendment;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.1.  Definitions in Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Loan Agreement.

1.2. Existing Definitions.

(a) The definition of the term "Affiliate Loans" in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

"Affiliate Loans" means (i) the loans made by Howard S. Modlin and John L. Segall to the Parent, on or about December 30, 2003 in an aggregate principal amount of $600,000, which loans are evidenced by Promissory Notes issued by the Parent and dated on or about December 30, 2003, (ii) the loans made by Howard S. Modlin and John L. Segall to the Parent on or about March 1, 2004 in an aggregate principal amount of $250,000, which loans are evidenced by Promissory Notes issued by the Parent and dated on or about March 1, 2004, (iii) the loans made by Howard S. Modlin and John L. Segall to the Parent on or about April 1, 2004 in an aggregate principal amount of $250,000, which loans are evidenced by Promissory Notes issued by the Parent and dated on or about April 1, 2004, (iv) the loan made by Howard S. Modlin to the Parent on or about June 30, 2004 in the principal amount of $250,000, which loan is evidenced by a Promissory Note issued by the Parent and dated on or about June 30, 2004, (v) the loan made by Howard S. Modlin to the Parent on or about September 30, 2004 in an principal amount of $250,000, which loan is evidenced by a Promissory Note issued by the Parent and dated on or about September 30, 2004, all of which loans described in clauses (i) through (v) above were amended and restated on December 9, 2005, to extend the maturity of all such loans, including unpaid accrued interest, 50% of which is payable one year from original due date and 50% of which is payable two years after original due date, (vi) the loan made by Howard S. Modlin to the Parent on or about February 17, 2006 in the original principal amount of $250,000, which loan is evidenced by a Promissory Note issued by Parent and dated on or about April 20, 2006, and (vii) one or more loans made by Howard S. Modlin to the Parent after December 31, 2006 in the aggregate principal amount not to exceed $2,000,000, subject to Section 7.1(g) hereof."

(b) The definition of the term "Permitted Liens" in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the word "and" immediately preceding clause (o) therein and (ii) inserting the following immediately preceding the period at the end of such definition, to read as follows:

"and (p) Liens on the Naugatuck Property for taxes or securing the Indebtedness permitted under Section 7.1(h)."

1.3. New Definitions. Section 1.1 of the Loan Agreement is hereby amended by inserting the following definitions thereto in the proper alphabetical order:

"'Extraordinary Receipts' means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business, including, without limitation, any such receipts which are: (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments, and (vii) proceeds of any Indebtedness received by Parent or any of its Subsidiaries pursuant to the transactions described in Section 6.15."

1.4. Term A Loan Amortization. Section 2.4(a)(i)(B) of the Loan Agreement is hereby amended in its entirety to read as follows:

"(B) the Term A Loan shall be repaid in monthly installments of principal equal to $100,000 on the 15th day of each month, commencing on January 16, 2007, until the Term A Loan has been repaid in full."

1.5. Term B Loan; Acknowledgment.

(a)  The last sentence of Section 2.4(b)(i) of the Loan Agreement, inclusive of subsections (A) through (D) therein, is hereby amended and restated in its entirety to read as follows:

"If the Term A Loan has been repaid in full on or before December 31, 2007, 50% of the outstanding principal amount of the Term B Loan, as of the date the Term A Loan is so repaid, shall be forgiven, together with all accrued interest on the principal amount so forgiven; provided that no portion of the Term B Loan shall be so forgiven if, after giving effect to the Term A Loan repayment and such forgiveness of the Term B Loan, any portion of the Term B Loan would remain outstanding."

(b)  Section 2.4(b)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(ii) Notwithstanding anything to the contrary in the Reorganization Plan or any Loan Document, the Borrowers and Lenders hereby acknowledge and agree that (A) the aggregate amount of the Term B Loan outstanding as of January 16, 2007 including principal and accrued or capitalized interest is $3,000,000, and (B) subject to Section 2.4(b)(i), the Borrowers are obligated, absolutely and unconditionally, to repay all Obligations in respect of the Term B Loan pursuant to this Agreement. Upon the repayment in full of the Term A Loan, the Borrowers shall commence making amortization payments in respect of the Term B Loan in monthly installments of principal equal to $100,000 on the 15th day of each month, commencing on the 15th day of the month immediately following the repayment in full of the Term A Loan, until the Term B Loan is repaid in full."

1.6. Payments by Borrower.

(a)  Section 2.5(a)(iv) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(iv) Immediately upon the receipt by any Borrower or any of its Subsidiaries of any Net Proceeds from the disposition of the assets of such Borrower or any of its Subsidiaries (other than Inventory sold in the ordinary course of business), such Borrower shall prepay the Term A Loan (or, if the Term A Loan has been paid in full, the Term B Loan) in an amount equal to 100% of such Net Proceeds. In addition to the foregoing, any Net Proceeds received by Borrowers from any life insurance policies maintained by Borrowers on the life of Howard S. Modlin shall be promptly paid to Agent to prepay the Term Loans."

(b)  A new Section 2.5(a)(v) of the Loan Agreement is hereby inserted immediately succeeding the end of Section 2.5(a)(iv) of the Loan Agreement to read as follows:

"(v) Immediately upon the receipt by the Parent or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal of the Term A Loan (or, if the Term A Loan has been paid in full, the Term B Loan) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts."

1.7. Interest Rate. Section 2.7(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(a) Interest Rate. Except as provided in clause (c) below, all Obligations shall bear interest at a per annum rate of the Reference Rate plus 2.5 percentage points."

1.8. Maturity Date. Section 3.4 of the Loan Agreement is amended by deleting the date "December 31, 2007" from the first sentence therein and replacing such date with "December 31, 2008".

1.9. Naugatuck Property. A new Section 6.15 is hereby inserted in the Loan Agreement immediately after the end of Section 6.14 of the Loan Agreement to read as follows:

"6.15 Mortgage on / Sale of Naugatuck Property. Use its commercially reasonable efforts to (a) obtain a loan from a Person (other than an Affiliate of Parent) in an amount approved by the Agent, which loan shall be secured solely by a mortgage on the Naugatuck Property, or (b) sell the Naugatuck Property for cash consideration of no less than an amount approved by the Agent, in each case subject to the provisions of Sections 2.5(a)(iv) and 2.5(a)(v)."

1.10. Indebtedness.

(a)  Section 7.1(g) of the Loan Agreement is hereby amended in its entirety to read as follows:

"(g) the Affiliate Loans, provided that (i) the aggregate principal amount of the Affiliate Loans shall not exceed $3,850,000, (ii) the Borrowers shall not pay (x) any principal of such Affiliate Loans prior to the repayment in full of the Term Loans and all other Obligations hereunder or (y) interest on or any other amount in respect of such Affiliate Loans if an Event of Default exists or would arise after giving effect to any such payment, and (iii) the terms of each Affiliate Loan made after January 1, 2007 are substantially consistent with the terms of each Affiliate Loan made during fiscal year 2006."

(b)  Section 7.1 of the Loan Agreement is hereby amended by (i) replacing the period at the end of clause (g) therein with "; and" and (ii) inserting a new clause (h) immediately succeeding the end of such clause (g) to read as follows:

"(h) Indebtedness permitted under Section 6.15, provided that the proceeds from such Indebtedness are applied to prepay the Term Loans in accordance with Section 2.5(a)(v)."

1.11. Minimum EBITDA. Section 7.20 of the Loan Agreement is hereby deleted and amended in its entirety to read as follows: "[Intentionally Omitted]"

2. Transfer of Debentures. Upon entry by the Bankruptcy Court of an order approving the Motion (as defined below), Affiliates of the Lenders listed on the signature pages hereto (the "Debenture Holders"), in consideration of the payment of $1.00 by the Parent, hereby agree to sell, assign, transfer and deliver to Parent the Debentures, including accrued interest thereon, held by the Debenture Holders, duly endorsed for transfer to Parent with such other documentation reasonably required by the Parent and the Debenture Trustee.

3. Warrants. The Warrants W-1 and W-2 are hereby amended to change all references to "December 31, 2007" therein to "December 31, 2008" to coincide with the new Maturity Date of the Term Loans.

4. Conditions. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent is hereinafter referred to as the "Amendment Effective Date"):

(a) Representations and Warranties; No Event of Default. As of the Amendment Effective Date, the representations and warranties set forth in Section 6 hereof shall be true and correct.

(b) Delivery of Documents. The Agent shall have received on or before the Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Amendment Effective Date:

(i) counterparts of this Amendment duly executed by the Borrowers and the Lenders; and

(ii) such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request.

(c) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Agent or such special counsel may reasonably request.

(d) Fees and Expenses. The Borrowers shall have paid all unpaid legal fees and expenses incurred by Agent in connection with the administration of, and the preparation, delivery, execution and modification, of the Loan Agreement (including this Amendment) and the other related agreements, instruments and documents.

5. Rule 9019 Motion. On or about the Amendment Effective Date, the Borrowers are filing with the Bankruptcy Court a motion, pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019(a), for approval of the compromise with Ableco Finance LLC pertaining to this Amendment (the "Motion"). All parties hereto agree to consent to and/or support such Motion. In the event the Bankruptcy Court does not enter an order approving the Motion on terms and conditions acceptable to the Agent, the parties hereto agree that the amendments and modifications to the Loan Agreement described in Section 1.5 of this Amendment and the agreements described in Section 2 of this Amendment shall be null and void automatically.

6. Borrowers' Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date are correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct on and as of such date); and, except as set forth in the Compliance Certificates delivered by Borrower to Agent prior to the date hereof pursuant to Section 6.2 of the Loan Agreement, no Default or Event of Default has occurred and is continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Such Borrower (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which it is a party being executed in connection with this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified reasonably could not be expected to have a Material Adverse Change.

(c) Authorization, Etc. The execution, delivery and performance by such Borrower of this Amendment and each other Loan Document to which it is a party being executed in connection with this Amendment, and the performance by such Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary corporate or limited liability company action, (ii) do not and will not contravene such Borrower's charter or by-laws or its limited liability company or operating agreement, as applicable, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

7. Debenture Holders' Representations and Warranties. Each Debenture Holder hereby represents and warrants to the Parent that (a) the principal amount of the Debentures beneficially owned by them aggregate $2,471,372 plus accrued interest thereon, (b) they beneficially own the Debentures free and clear of all Liens, and (c) they are duly authorized to enter into and perform this Amendment and to cause such Debentures to be sold, assigned, transferred and delivered to Parent free and clear of Liens.

8. Waiver. Pursuant to the request by the Borrowers, but subject to the satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon (a) the representations and warranties of the Borrowers set forth herein and in the Loan Agreement and (b) the agreements of the Borrowers set forth herein, the Lenders hereby:

(a) waive any Events of Default that have arisen under the Loan Agreement as of the date hereof by virtue of the failure of the Borrowers to (i) make amortization payments in respect of the Term A Loan prior to the Amendment Effective Date and (ii) satisfy the minimum EBITDA covenant formerly set forth in Section 7.20 of the Loan Agreement; and

(b) waive any Events of Default that have arisen under the Loan Agreement as of the date hereof by virtue of the equity investment by the Parent or any of its Subsidiaries in Triplelok, Inc., provided that the aggregate amount of such investment did not exceed $600 and no additional investments are made by any Borrower in Triplelok, Inc. after the date hereof.

9. Miscellaneous.

(a) Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which any Borrower is a party to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e) Costs and Expenses. The Borrowers jointly and severally agree to pay on demand all fees, costs and expenses of the Agent and each Lender in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

(f) Amendment as Loan Document. Each Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(g) Waiver of Jury Trial. EACH BORROWER, THE AGENT AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Borrowers:

GENERAL DATACOMM INDUSTRIES, INC.,
a Delaware corporation

By: _____________________________
Title: Vice President

GENERAL DATACOMM, INC.,
a Delaware corporation

By: _____________________________
Title: Vice President

GDC HOLDING COMPANY, LLC,
a Delaware limited liability company

By: _____________________________
Title: Vice President

GDC FEDERAL SYSTEMS, INC.,
a Delaware corporation

By: _____________________________
Title: Vice President

GDC NAUGATUCK, INC.,
a Delaware corporation

By: _____________________________
Title: Vice President

GDC REALTY, INC.,
a Texas corporation

By: _____________________________
Title: Vice President

Agent and Lender:

ABLECO FINANCE LLC,
a Delaware limited liability company, on behalf
of itself and its affiliated assigns

By: _____________________________
Title: ____________________________

Debenture Holders:

STYX INTERNATIONAL, LTD.

By: Partridge Hill Overseas Management, LLC,
its investment manager

By: _____________________________
Title: ____________________________

STYX PARTNERS, L.P.

By: Styx Associates, LLC, its general partner

By: _____________________________
Title: ____________________________